Exhibit 10.1

                               FIRST AMENDMENT TO
               NEWPORT NEWS SHIPBUILDING INC. STOCK OWNERSHIP PLAN

                  The Newport News Shipbuilding Inc. Stock Ownership Plan is hereby amended as follows, effective as of July 1, 1997


         Section 8(c) of the Plan is amended to read as follows:

                  (c) Restricted Stock. The Committee may award Restricted Stock to any Participant. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continued service with the Company, achievement of specific business objectives, and other measurements of individual or business unit or Company performance. Restricted Stock Awards shall have a minimum vesting period of three years unless there is a specific performance benchmark established, in which case the vesting period may be a minimum of one year.

IN WITNESS WHEREOF, this amendment is hereby executed this 20th day of October, 1997.

                                            NEWPORT NEWS SHIPBUILDING INC.

                                                D. J. Anderson
                                            ------------------------------
                                                Senior Vice President

 ATTEST: Peter A. V. Huegel
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